FORM OF PROXY CARD — WYETH 2009 ANNUAL MEETING OF STOCKHOLDERS — [•], 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE WYETH BOARD OF DIRECTORS

Please mark your votes as indicated in this example	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 4 AND “AGAINST” ITEMS 5 AND 6.
The Board of Directors recommends you vote “FOR” Items 1, 2, 3.1 through 3.11 and 4.

										FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Vote to adopt the Agreement and Plan of Merger, dated as of January 25, 2009, among Pfizer Inc., Wagner Acquisition Corp. and Wyeth, as it may be amended from time to time									☐	☐	☐	4.	Vote to ratify PricewaterhouseCoopers LLP as Wyeth’s	☐	☐	☐
2.	Vote to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement									☐	☐	☐		independent registered public accounting firm for 2009
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
3.	ELECTION OF DIRECTORS:												The Board of Directors recommends you vote
	3.1 Robert M. Amen	☐	☐	☐	3.4 Victor F. Ganzi	☐	☐	☐	3.7 Raymond J. McGuire	☐	☐	☐	“AGAINST” Items 5 and 6.		FOR	AGAINST	ABSTAIN

	3.2 Michael J. Critelli	☐	☐	☐	3.5 Robert Langer	☐	☐	☐	3.8 Mary Lake Polan	☐	☐	☐	5.	Stockholder proposal regarding reporting on Wyeth’s political contributions and trade	☐	☐	☐
	3.3 Frances D. Fergusson	☐	☐	☐	3.6 John P. Mascotte	☐	☐	☐	3.9 Bernard Poussot	☐	☐	☐		association payments

									3.10 Gary L. Rogers	☐	☐	☐	6.	Stockholder proposal regarding special stockholder meetings	☐	☐	☐

									3.11 John R. Torell III	☐	☐	☐
BAR
									Mark Here for Address Change or Comments SEE REVERSE		☐				CODE AREA

Signature	Signature	Date

Note: Please sign above exactly as the name appears above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE TO
SUBMIT YOUR PROXIES, BOTH ARE AVAILABLE 24 HOURS A DAY,
7 DAYS A WEEK.
Submitting proxies by Internet and telephone is available through [•] p.m.
Eastern Daylight Time on [•], 2009.

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders: You can view the 2008 Financial Report and 2009 Proxy Statement/Prospectus on the Internet at:
www.wyeth.com/2009proxymaterials
OR
If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Five Giralda Farms
Madison, New Jersey 07940
(continued from reverse side)
     Our Board of Directors is asking for your authorization and voting instructions (your proxy) to vote your shares.
By signing on the reverse side, you will appoint each of BERNARD POUSSOT, LAWRENCE V. STEIN and EILEEN M. LACH as your representative (proxy) with power to substitute another person to submit your vote. Your shares will be voted at Wyeth’s Annual Meeting of Stockholders scheduled to be held on [•], 2009 or at any postponement or adjournment thereof in accordance with your instructions on the matters described in the proxy statement/prospectus as set forth on the reverse side. If a properly signed proxy is returned without specific voting instructions given, the shares represented by this proxy will be voted “FOR” Items 1 through 4, “AGAINST” Items 5 and 6 and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or at any postponement or adjournment thereof.
(To be signed on the reverse side of this form if voting by mail, or follow the instructions to vote via the Internet or by telephone)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3536
SOUTH HACKENSACK, NJ 07606-9236

☐	Mark the box if you would like to keep your vote confidential until after the meeting.

☐	Mark the box if you plan to attend the meeting.

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!
Please submit your proxy as promptly as possible by telephone, through the Internet or by marking, signing, dating and returning your proxy card in the postage-paid envelope provided.
If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Wyeth, toll-free at (800) 859-8509.
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